EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-34674 of Saratoga Bancorp on Form S-8 of our report dated February 2, 1996, appearing in this Annual Report on Form 10-K of Saratoga Bancorp for the year ended December 31, 1995.





DELOITTE & TOUCHE LLP
San Jose, California
March 25, 1996